                                                                   EXHIBIT 10.57

                               NET LEASE AGREEMENT
                               -------------------

                               3750 ATHERTON ROAD
                               ROCKLIN, CALIFORNIA

                                     BETWEEN

                             STANFORD RANCH I, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                                       AND

                 WILLIAMS-SONOMA, INC., A CALIFORNIA CORPORATION

                                 JANUARY 4, 2001

                               NET LEASE AGREEMENT
                               3750 ATHERTON ROAD
                               ROCKLIN, CALIFORNIA

                             BASIC LEASE INFORMATION

Defined Terms:           Information:
--------------           ------------
LEASE DATE:              January 4, 2001

LANDLORD:                Stanford Ranch I, LLC, a Delaware limited liability
                         company
                         Post Office Box 1200
                         Rocklin, California 95677

TENANT:                  Williams-Sonoma, Inc., a California corporation
                         3250 Van Ness Avenue
                         San Francisco, CA 94109

PREMISES:                The Premises referred to in this Lease are located at
                         3750 Atherton Road, Rocklin, California 95677, County
                         of Placer, and consist of approximately fifteen
                         thousand (15,000) Rentable Square Feet as shown in
                         Exhibit A, which is 35.71% ("TENANT'S PROPORTIONATE
                         SHARE") of the rentable square feet of the Building.
                         The "BUILDING" referred to in this Lease consists of
                         approximately forty-two thousand (42,000) rentable
                         square feet.

TERM:                    The term shall be ten (10) years from the Commencement
                         Date (as hereinafter defined) with two (2) successive five (5) year options to extend. The improvements to be constructed by Landlord pursuant to the Work Letter
                         Agreement (as hereinafter defined) are anticipated to be completed no later than April 15, 2001 ("COMPLETION
                         DEADLINE").

BASE RENT:               The amounts set forth in Section 5(b) of this Lease.

USE: General office, data center, call center, computer information storage center and/or storage and light assembly of equipment.

BROKER FOR TENANT:       Cornish & Carey Commercial
                         1601 Response Road, Suite 160
                         Sacramento, California 95815

BROKER FOR               Cornish & Carey Commercial
LANDLORD:                1601 Response Road, Suite 160
                         Sacramento, California 95815


       LIST OF EXHIBITS

       A.     Description of Premises
       B.     Work Letter Agreement
       C.     First Amendment to Lease and Acknowledgment
       D.     Exclusions from Operating Expenses
       E.     Rules and Regulations
       F.     Building Monument Signage
       G.     Building Parapet Signage

                               NET LEASE AGREEMENT

       This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

       This Lease is intended to be a "NET NET NET" Lease and Tenant shall pay all reasonable expenses associated with maintaining and operating the Premises during the term of this Lease, including, without limitation, real estate taxes, utilities, maintenance costs, repair costs, and any insurance premiums as set forth herein. Under no circumstances or conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall either party or its successor or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as herein otherwise specifically set forth.

       1. PREMISES: This Lease shall be effective as between Landlord and Tenant as of the Lease Date. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein the Premises, including the tenant improvements (the "TENANT IMPROVEMENTS") thereon presently existing or to be constructed in accordance with the "WORK LETTER AGREEMENT" attached as Exhibit B, which is made a part hereof by this reference.

       2. ACCEPTANCE OF PREMISES: Except as otherwise provided in this Lease or the Work Letter Agreement, the occurrence of the Commencement Date shall constitute Tenant's acknowledgment that the Premises are in good condition and that the Tenant Improvements are constructed in accordance with the Work Letter Agreement, and that Tenant agrees to accept the same in its condition existing as of the Commencement Date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to Tenant's specific use, occupancy or possession of the Premises. Notwithstanding the foregoing, within thirty (30) days following the Commencement Date, Tenant shall deliver to Landlord a list of items ("PUNCH LIST ITEMS") that Tenant reasonably deems that Landlord complete or correct in order for the Premises to be acceptable. Landlord shall complete and/or correct such items set forth on the Punch List Items using its good faith efforts and due diligence within thirty (30) days after receipt of the Punch List Items. If Tenant does not deliver the Punch List Items to Landlord within such time period, Tenant shall be deemed to have accepted the condition of the Premises. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, express or implied, respecting any matter or thing related to the Premises or Building or this Lease (including, without limitation, the condition of the Building or Premises) have been made to Tenant by Landlord, its agents or employees, other than as set forth in the Work Letter Agreement, or in this Lease. Landlord represents that the use of the Premises as permitted in this Lease is consistent with current zoning ordinances.

       3. DEFINITIONS:

              (a) "BUILDING" shall refer to the entire structure constructed by Landlord in which the Premises are located, the term "LOT" shall refer to the Assessor's tax parcel on which the Building is situated, and the term "PROJECT" shall refer to the project as shown on Exhibit A. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace above the roof of the Building, except as otherwise provided herein.

              (b) "BUILDING STRUCTURE" shall mean the structural portions of the Building, including the foundation; floor/ceiling slabs, roof, curtain wall, exterior glass and mullions, columns, beams, shafts, stairs, fences, signs, parking areas, stairwells, plazas, pavement, sidewalks, curbs, entrances, landscaping, mechanical, electrical and telephone closets, and all Building Common Areas and Project Common Areas.

              (c) "BUILDING SYSTEMS" shall mean the mechanical, electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core).

              (d) "BUILDING COMMON AREAS" shall mean the areas on individual floors devoted to corridors, fire vestibules, lobbies, electric and telephone closets, rest rooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all lessees, public lobbies, loading docks, and other similar facilities for the benefit of all lessees, but excluding public stairs, pipe shafts, and the enclosing walls thereof.

              (e) "PROJECT COMMON AREAS" shall refer to all areas and facilities outside the Building and within the Project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any reasonable rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Provided that Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant's use of the Premises, Landlord reserves the right at any time and from time to time, to: (i) make alterations in or additions to the Project and to the Project Common Areas; (ii) close the Project Common Areas to whatever extent required in the reasonable opinion of Landlord's counsel to prevent a dedication of any of the Project Common Areas or the accrual of any rights of any person or of the public to the Project Common Areas; (iii) temporarily close any of the Project Common Areas for maintenance purposes; and (iv) promulgate reasonable rules and regulations governing the use of the Project Common Areas. In the event that any actions taken by Landlord pursuant to subsections (i) through
(iv) above result in a material disruption to Tenant's business operations, and as a result thereof, Tenant ceases to conduct business operations within the Premises, to the extent that such disruption continues for three (3) business days, for each day thereafter until such disruption ceases, as Tenant's sole and exclusive remedy, except as otherwise provided in this Lease, Tenant shall be entitled to a single day of Base Rent-free possession of the Premises.

              (f) "RENTABLE AREA" (or "RENTABLE SQUARE FOOTAGE") and "USABLE AREA" (or "USABLE SQUARE FOOTAGE") shall mean the rentable and usable square footage of the Premises as determined in accordance with the Building Owners and Managers Association Standard Method for Measuring Floor Area in Office Buildings (ANSI Z65.1-1996). Prior to the Commencement Date, Landlord, at its cost, shall cause its architect to measure the Premises subject to the above-specified criteria and deliver a written statement of such measurement to Landlord and Tenant, which measurement shall be subject to Tenant's approval prior to the Commencement Date.

              (g) "REQUIRED CONDITION" is defined in Section 11 below.

       4. TERM AND POSSESSION:

              (a) Subject to and upon the terms and conditions set forth herein, the Term of this Lease shall be for the period specified in the Basic Lease Information, commencing upon the earlier of the following dates (the "COMMENCEMENT DATE"): (i) the date on which the Premises are Substantially Complete (as defined below); or (ii) the date on which the Premises would have been Substantially Complete had there been no Tenant Delays (as defined herein). Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease ("FIRST AMENDMENT TO LEASE AND ACKNOWLEDGMENT") setting forth the Commencement Date and the expiration date of the term of the Lease, which shall be in the form attached hereto as Exhibit C. For purposes of the foregoing, the Premises shall be deemed to be "SUBSTANTIALLY COMPLETE" when, following thirty (30) days prior written notice from Landlord to Tenant, Tenant is tendered direct access to the Premises with building services furnished to the Premises, a certificate of occupancy (temporary or final) has been issued by the appropriate governmental entity certifying that all government requirements necessary to permit Tenant's use and occupancy of the Premises for the Permitted Use have been met, and the identified construction to be provided by Landlord, as set forth in the Work Letter Agreement has been completed, with the exception of minor, insubstantial Punch List Items and the Premises are lawfully occupiable for the use hereunder. Landlord shall make all commercially reasonably efforts to Substantially Complete the Premises by the Completion Deadline as set forth in the Basic Lease Information, plus extensions thereto equal to the durations of (i) any delays beyond the reasonable control of Landlord, such as acts of God, fire, earthquake, acts of a public enemy, riot, insurrection, unavailability of materials, governmental restrictions on the sale of materials or supplies or on the transportation of such materials or supplies, strike or shortages directly affecting construction or transportation of materials or supplies, shortages of materials or labor resulting from government controls, weather conditions, or any other cause or events beyond the reasonable control of Landlord, other than financial inability (collectively, "FORCE MAJEURE EVENT"), or (ii) delays directly caused by the Tenant ("TENANT DELAYS"). The parties agree that if Landlord is unable to Substantially Complete the Premises by the Completion Deadline, plus any extension thereto pursuant to this Section, this Lease shall not be void or voidable, except as provided in this
Section 4, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, except as provided in this Section 4, and the expiration date of the Term of this Lease shall be extended for such delay; but in such event, Tenant shall not be liable for any Rent until the Commencement Date.

              (b) In the event that Landlord permits Tenant to occupy the Premises prior to the Commencement Date to conduct business operations, as opposed to the entry rights provided in the Work Letter Agreement, such occupancy shall be subject to all the provisions of this Lease.

              (c) Notwithstanding any other provision of this Lease to the contrary, provided that Tenant is not in material default beyond all applicable notice and/or cure periods under the terms and conditions of this Lease, for each day after the Completion Deadline, as such date is extended by Force Majeure Events and/or Tenant Delays, that the Premises is not Substantially Complete, Tenant shall be entitled to one (1) day of Base Rent-free possession of the Premises as Tenant's sole and exclusive remedy for such delayed delivery, except as provided in this Section 4.

              (d) Notwithstanding any other provision of this Lease to the contrary, provided that Tenant is not in material default beyond all applicable notice and/or cure periods under the provisions of this Lease, in the event that the Commencement Date has not occurred within ninety-eight (98) days following the date of issuance of a building permit for the purpose of constructing the Tenant Improvements pursuant to the provisions of the Work Letter Agreement ("BUILDING PERMIT"), as such date may be extended due to Tenant Delays, then for a period of ten (10) days thereafter, Tenant, as its sole and exclusive remedy, except as otherwise provided in this Section 4, shall have the right to terminate this Lease by delivery of written notice to Landlord. The failure of Tenant to deliver such notice within such time period shall be deemed Tenant's waiver of such termination right. Landlord shall, using its best commercial efforts, cause the Building Permit to be issued by the applicable governmental authorities by January 10, 2001, as such date may be extended due to Tenant Delays; provided, that if the Building Permit is not issued by such date, then for a period of ten (10) days thereafter, Tenant, as its sole and exclusive remedy, except as otherwise provided in this Section 4, shall have the right to terminate this Lease by delivery of written notice to Landlord. Subject to the issuance of the Building Permit, Landlord shall use its best commercial efforts to obtain a temporary certificate of occupancy for the Premises by April 15, 2001 (which date of entrance would thereafter be deemed the Commencement Date), allowing for the commencement of Tenant's Permitted Use within the Premises by Tenant.

       5. RENT:

              (a) Tenant agrees to pay Landlord, without prior notice, demand, deduction or offset, except as otherwise set forth herein, a Base Rent in the amount set forth in the Basic Lease Information as adjusted from time to time in the manner set forth in this Section. In addition to the Base Rent, for the purpose of this Lease, "RENT" also includes Tenant's Proportionate Share of Operating Expenses, Taxes, and Utilities, and any other amounts owing from Tenant to Landlord pursuant to the terms of this Lease. The Rent shall be payable in advance on or before the first day of each month throughout the term of the Lease, except that the first month's Base Rent shall be paid upon the execution of this Lease. Base Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a 30-day month.

              (b) The Base Rent during the Term of this Lease is as follows:

               Months During Term
               (From Commencement              Monthly Base Rent (per Rentable
               Date)                           Square Foot)
               ------------------              -------------------------------
               01 through 02                   $0.00
               03 through 26                   $1.05
               27 through 50                   $1.10
               51 through 62                   $1.15
               63 through 86                   $1.20
               87 through 110                  $1.25
               111 through 120                 $1.30

       6. SECURITY DEPOSIT: (Intentionally deleted)

       7. OPERATING EXPENSES:

              (a) As additional Rent, Tenant shall pay Tenant's Proportionate Share of all Operating Expenses. The term "OPERATING EXPENSES" means the total amounts paid or payable by Landlord or others on behalf of Landlord during the Term in connection with the ownership, maintenance, repair, and operation of the Premises, the Building and the Project in a quality, first class condition, and includes, but is not limited to, Taxes (as hereinafter defined), the amount paid for all hot and cold water; the amount paid for Project lighting; the amount paid for utilities and not paid separately by tenants in the Building ("PROJECT UTILITIES"); the amount paid for all labor and/or wages and other employment related payments, including cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare, and fringe benefits made to employees, building managers, contractors, and subcontractors of the Landlord involved in the operation, maintenance, repair of the Building to the extent such persons were involved in such activities; insurance maintained by Landlord ("INSURANCE"); the cost of maintenance and repair of the roof, landscaping, sidewalks, driveways, parking lots, fences and other exterior Project Common Areas and interior Building Common Areas; the amount paid for maintaining and repairing plumbing, alarm and security systems, heating, air conditioning and ventilation systems, including the cost of preventative maintenance contracts; modifications to the Building occasioned by any rules, regulations, or laws effective subsequent to the Commencement Date; permits, licenses, and certificates necessary to operate and manage the Building; managerial fees (not to exceed three percent (3.00%) of the gross rent generated by the Building), managerial, administrative, and telephone expenses related to the Building; the total charges of any independent contractors employed in the care and operation, maintenance, cleaning, and repair of the Building and the Project landscaping; the amount paid for all supplies, tools, equipment, and necessities which are occasioned by everyday wear and tear; the costs of window and exterior wall cleaning; and the amount paid for premiums for all insurance obtained by Landlord or required by Landlord's mortgagees and required under this Lease, but not including any deductibles.

              (b) (Intentionally Deleted)

              (c) Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or Project. Should Landlord elect to provide security protection for the Project, the reasonable cost of guards and other protection services shall be included within the definition of Operating Expenses.

              (d) Operating Expenses shall not, however, include those costs set forth on Exhibit D attached hereto.

              (e) Tenant's Proportionate Share of the Operating Expense shall be paid as follows: Landlord shall estimate from time to time, in good faith, the anticipated Operating Expenses, and shall compute Tenant's Proportionate Share thereof. One-twelfth (1/12) of such amount due shall be paid by Tenant to Landlord as additional Rent on the first day of each month. Landlord may revise the same from time to time, in good faith, and require Tenant to pay, following written notice of such revision, one-twelfth (1/12) of such revised annual amount as additional Rent hereunder as of the first of each month thereafter. Not later than April 1 of each calendar year, or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Landlord shall furnish Tenant with a true and correct accounting of actual costs ("EXPENSES STATEMENT") with respect to the items set forth above, and within thirty (30) days following Landlord's delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Failure of Landlord to provide such an accounting within one (1) year after such accounting is due (which is April 1) shall constitute a waiver by Landlord of its right to collect Tenant's share of any underpayment for that year. Landlord shall credit the amount of any overpayment of Tenant toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, promptly refund the amount of overpayment to Tenant.

              (f) For a period of one (1) year after receipt of each of the Expenses Statements, Tenant shall be entitled, upon thirty (30) days prior written notice and during normal business hours, at the office of the Building's property manager or such other place as Landlord shall reasonably designate, to inspect and examine those books and records of Landlord relating to the determination of Tenant's Proportionate Share of Operating Expenses for the Lease Year in question. Failure of Tenant to request such inspection within such one (1) year period shall render such Expenses Statement conclusive and binding on Tenant. If, after inspection and examination of such books and records, Tenant disputes the amounts set forth in the Expenses Statement charged by Landlord, Tenant may, by written notice to Landlord, request an independent audit of such books and records. The independent audit of the books and records shall be conducted by a certified public accountant ("CPA") reasonably acceptable to both Landlord and Tenant. If, within thirty (30) days after Landlord's receipt of Tenant's notice requesting an audit, Landlord and Tenant are unable to agree on the CPA to conduct such audit, then Landlord may designate a nationally recognized accounting firm not then employed by Landlord or Tenant to conduct such audit. The audit shall be limited to the determination of the amount of Tenant's Proportionate Share of Operating Expenses for the Lease Year in question. With respect to the Operating Expenses which vary with occupancy and which Landlord has adjusted the audit shall be limited to the determination of the actual amount of such Operating Expenses and shall not include a determination of the reasonableness of Landlord's adjustment. If the audit discloses that such amount was incorrect, the appropriate party shall pay to the other party the deficiency or overpayment, as applicable within thirty
(30) days thereafter. If Landlord owes Tenant a refund pursuant to this Section, and such refund is not made within the specified time period, Tenant shall be entitled to offset such amount against Base Rent until such amount is exhausted. All costs and expenses of the audit shall be paid by Tenant unless the audit shows that Landlord overstated Operating Expenses for the Lease Year in question by more than five percent (5.00%), in which case Landlord shall pay all costs and expenses of the audit. Tenant and the CPA shall keep any information gained from such audit confidential and shall not disclose it to any other party, except to its advisors or as required by law. The exercise by Tenant of the audit rights hereunder shall not relieve Tenant of its obligation to timely pay all sums due hereunder, including, without limitation, the actual amount of Tenant's Proportionate Share of Operating Expenses.

       8. TAXES:

              (a) The term "TAXES" shall include all real property taxes and assessments levied against the Project and the various estates therein and the underlying land, all taxes levied on personal property of Landlord to the extent used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution of any existing or additional real or personal property taxes and assessments on the Project, any increase in taxes or assessments resulting from a re-evaluation of the Project resulting from the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of such taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Project or become payable during the Term. Tenant's obligation to pay Taxes shall be calculated on the basis of the amount which would be due if the taxes were paid in the maximum permissible number of installments. Tenant will be obligated to pay only such installments as would fall within and relate to the Term of this Lease. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on Rent herein reserved, or any other tax however described, is levied or assessed by any such political body against Landlord on account of such Rent, or a portion thereof, Tenant shall pay One Hundred Percent (100%) of any such tax or excise as additional Rent hereunder, if such tax is in lieu of other taxes.

              (b) Upon not less than thirty (30) days prior written notice to Landlord, Tenant shall have the right to contest with the appropriate governmental authority the amount of Taxes, provided that (i) Tenant agrees to indemnify, defend and hold Landlord harmless from any and all actions and the result of such actions taken by Tenant for such purpose, (ii) Tenant delivers to Landlord a bond in the amount one hundred fifty percent (150.00%) of the Taxes which are the subject of such contestation, and (iii) such contestation shall not, in any manner, adversely affect or create any form of liability to Landlord. Without any form of obligation, Landlord shall have the right to participate in any such contestation and Tenant shall advise Landlord, in writing (three (3) business days prior notice to the extent commercially reasonable), of any and all hearings and/or meetings with any governmental authority concerning such contestation.

              (c) Tenant shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Tenant. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building and other improvements is increased by the inclusion of a value placed on Tenant's personal property, and if Landlord pays the taxes on any of these items, Tenant, within thirty (30) days following written demand, shall reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy; provided, however, Tenant shall have the right to contest such taxes subject to the procedure set forth in Section 8(b) above.

       9. UTILITIES:

              (a) Tenant shall be solely responsible for paying the cost of all utilities, including, but not limited to, sewer use and connection fees, water, gas, electricity, telephone, and other utilities (the "UTILITIES") provided to the Premises and billed or metered separately to Tenant. In addition, Tenant, at its sole cost, shall be responsible for providing janitorial services to the Premises.

              (b) Failure by Landlord to furnish any Utilities, or any cessation thereof, which result from causes beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from fulfillment of any covenant or agreement hereof. If any of the equipment or machinery utilized in supplying services and Utilities breaks down, or ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly. Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in services or utilities occasioned thereby or resulting therefrom. Notwithstanding the foregoing, if any act or omission by Landlord was the cause for the interruption of Utilities, and as a result of such interruption Tenant ceases to conduct business operations, to the extent that such disruption continues for three (3) business days, for each day thereafter until such disruption ceases, as Tenant's sole and exclusive remedy

(such limitation shall not be applicable if the cause for such interruption was due to Landlord's gross negligence and/or willful misconduct), Tenant shall be entitled to a single day of Base Rent-free possession of the Premises.

       10. USE: Tenant shall use the Premises for the uses set forth in the Basic Lease Information and shall not use the Premises for any other purposes. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Tenant shall not knowingly do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's specific use (e.g., as opposed to office or other general use), Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant's sole reasonable cost and expense. Subject to the provisions of this Lease, Tenant shall be entitled to possession of the Premises on a twenty-four (24) hour, seven (7) day a week, three hundred sixty-five (365) day a year basis.

       11. COMPLIANCE WITH THE LAW: Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated including, but not limited to, any and all federal, state and local laws, ordinances, regulations, orders and directives pertaining to any substance defined as "hazardous wastes", "hazardous substances", "hazardous materials", "toxic substances" or words to that effect under any applicable current or future federal or state laws or regulations, or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, which includes, but is not limited to, the Americans with Disability Act ("ADA") of 1990 (42 U.S.C. 12101 et seq.), and any amendment thereto or regulations promulgated thereunder, or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises as they specifically apply to (i) Tenant's use of the Premises for other than the Permitted Use, or (ii) any Alteration done by Tenant, its agents, employees, contractors and/or subcontractors. Landlord shall be responsible for all other compliance including, without limitation, compliance with ADA requirements and mandated changes to the Building Structure and Building Systems which are required of all landlords of similar projects as the Building to the extent such compliance is not required due to the events described in subsections (i) or (ii) in the preceding sentence. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant. As of the Commencement Date, Landlord represents and warrants that the Building and the Premises comply with all applicable laws, statutes and ordinances applicable to new construction ("REQUIRED CONDITION"). Any costs incurred by Landlord in delivering the Premises and Building to Tenant in the Required Condition, excepting compliance requirements associated with new construction as contemplated under the Work Letter Agreement, shall be borne by Landlord without deduction from the Allowance (as defined in Exhibit B).

       12. ALTERATIONS AND ADDITIONS:

              (a) Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, "ALTERATIONS") to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed. Any Alterations to the Premises, including, but not limited to, wall covering and paneling, but excepting furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. However, Landlord can elect at the time of granting consent to require Tenant to remove any Alterations that Tenant has made to the Premises upon expiration or termination of the Lease. If Landlord so elects, Tenant at its own cost shall restore the Premises to the condition existing prior to the making of such Alterations or such lesser condition designated by Landlord in its election (normal wear and tear excepted), within ten (10) days of the last day of the Term. Before Landlord's consent to such Alterations will be given, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its facade unless consented to by Landlord. As a condition to its consent, for Alterations which are expected to cost One Hundred Thousand and No/100ths Dollars ($100,000.00) or more, Landlord may request adequate assurance that all contractors who will perform such work have in force workman's compensation and such other employee and public liability insurance as Landlord reasonably deems necessary, and Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense, comply with all applicable laws, statutes and ordinances, be completed to the reasonable satisfaction of Landlord, and any architect, contractor or person selected by Tenant to make the same must first be reasonably approved in writing by Landlord. If Tenant makes any Alterations to the Premises, the Alterations shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Notwithstanding the foregoing, without the prior consent of Landlord, but with the prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of constructing such Alterations does not exceed One Hundred Thousand and No/100ths Dollars ($100,000.00) per project, (ii) does not affect the structure or mechanical systems of the Building, and (iii) Tenant otherwise complies with the provisions of this Section. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys' fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.

              (b)

                     (i) With Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed), and subject to (i) Tenants compliance with Section 12(a) above, (ii) the rights of the other tenant of the Building, Galil Motion, and (iii) any and all rights to the use of the roof of any portions(s) of it in effect at the time Tenant desires to install its Communications Equipment, Tenant may install on the roof of the Building in a square shaped area not to exceed five hundred (500) square feet in total size (the "EQUIPMENT AREA"), one or more roof mounted satellite communication dishes, antennas or other telecommunications equipment required in connection with Tenant's use of the Premises (the "COMMUNICATIONS EQUIPMENT"). The location, height, number, size, type and power requirements of the Communications Equipment, as well as the manner and method of installation thereof (including any required penetrations of the roof or the Building), must be reasonably acceptable to Landlord. The location of the Equipment Area shall be reasonably selected by Landlord. The Communications Equipment shall have screening reasonably required by Landlord, and shall not damage or impair the structural integrity of the roof of the Building or void any roof warranty (Landlord shall use its good faith efforts to arrange a meeting with Landlord's roof contractor). With Landlord's prior written approval (not to be unreasonably withheld, conditioned or delayed), subject to Tenant's compliance with Section 12(a) above, Tenant shall have the right to install cabling from Communications Equipment to the Premises.

                     (ii) The Communications Equipment shall be installed, maintained, operated and removed by Tenant at Tenant's sole cost and expense and shall remain the property of Tenant. The installation of any Communications Equipment must be in compliance with applicable laws, including those of any federal, state, county, city and other public authorities with jurisdiction, and with all of the terms and conditions of this Lease. Tenant shall obtain and maintain all licenses, permits and approvals required for the operation of Communications Equipment, and shall provide copies of all permits and approvals required for the operation of Communications Equipment, and shall provide copies of all permits and licenses to Landlord prior to installation. All operations by Tenant shall be lawful and in full compliance with all such permits and licenses and the requirements of the Federal Communications Commission and any other government authority having jurisdiction over such operation. Tenant acknowledges that Landlord makes no representation or warranty that the Communications Equipment or any of it, is or will be permitted under applicable law, or that the roof will provide adequate reception and/or transmission capabilities. Tenant shall operate the Communications Equipment in a manner that will not materially interfere with any equipment or services existing on the roof of the Building or within the Building at the time the Communications Equipment is installed. Upon Landlord's request, Tenant will reasonably cooperate with Landlord and others having or installing equipment or services on the roof of the Building to avoid and eliminate interference with such equipment and services.

                     (iii) Access to the roof of the Building by Tenant shall be limited to installing, maintaining and removing the Communications Equipment. To the extent reasonably possible, Tenant shall provide Landlord with prior notice of its entrance onto the roof of the Building. Except for normal repairs and maintenance, or in an emergency, or as otherwise prearranged with Landlord, access to the roof by Tenant shall be limited to the Building Hours. At Landlord's option, a representative of Landlord and/or Landlord's contractor shall be present at all times during any access to the roof by Tenant, its employees, agents, representatives or contractors. Tenant assumes, and shall indemnify, protect, defend and hold harmless Landlord and Landlord Group from and against all liability for bodily injury and property damage during any period of access to the roof by Tenant or its employees, agents, representatives or contractors. Tenant's indemnity obligations under this Section will survive the expiration date of this Lease and are in addition to, and do not modify or limit, the provisions of Section 17.

                     (iv) To the extent not separately metered, Tenant shall reimburse Landlord for all charges for electricity, or other utilities used in connection with Tenant's operation of the Communications Equipment, to the extent such costs are actually incurred by Landlord.

                     (v) (Intentionally deleted)

                     (vi) When such communications equipment is subsequently installed on the Building by others, Landlord shall require that such installations be made so as not to interfere with the use or operation of Tenant's Communications Equipment. Tenant acknowledges that Landlord's right to agree with Tenant upon an area for the installation of Tenant's roof top Communications Equipment shall be subject to the foregoing.

                     (vii) During the Term of the Lease, at Tenant's cost, Tenant shall keep the Communications Equipment in good condition and repair and allow no waste thereon. Upon termination or expiration of this Lease, at tenant's cost, tenant will remove the Communications Equipment and all of its related equipment, weather seal any and all holes left by the removal of said equipment and repair any damage to the Building resulting from such removal. Following such removal process, Landlord and Tenant shall inspect such repair and Tenant shall be responsible for correcting any deficiencies identified therein; provided, however, upon Landlord's acceptance of such repairs as being complete, Tenant's obligations set forth in this sentence shall cease. The obligations of Tenant in the preceding sentence will survive the expiration or termination of this Lease.

              (c) During the Term of this Lease (as it may be extended), subject to Section 12(a) of this Lease, Tenant shall have the right to do the following improvements to the Premises and/or Building (any such improvements shall be subject to aesthetic and structural requirements of Landlord and all such improvements shall be subject to Tenant's obligations under Sections 17 and 19 of this Lease):

                     (i) Tenant, at its cost, shall have the right to install HVAC equipment within the Equipment Area, provided any modifications necessary to site the equipment are made by the Tenant prior to such installation.

                     (ii) Tenant, at its cost, shall have the right to remove or cap any heating system which separately services only the Premises.

                     (iii) Tenant, at its cost, shall have the right to install drains for its HVAC equipment.

                     (iv) As provided in the Work Letter Agreement, Landlord, at its expense, shall provide Tenant with 45 watts per rentable square foot of 480 volts, 3-phase A/C of electric capacity dedicated to Tenant at one (1) panel in the Premises. If Tenant shall require electric capacity in addition to the above, Tenant, at its expense, shall have the right with Landlord's cooperation and assistance, to make application directly to the public utility serving the Building.

                     (v) Tenant, at its cost, shall have the right to install a generator plug on the outside of the Building, for the purpose of connecting the Premises to a portable generator in the event of a Building power failure.

                     (vi) Tenant, at its cost, shall be provided with adequate space outside the Building to install one (1) diesel generator equipped with fuel storage tanks. The location must be in an area that is mutually agreeable to Tenant and Landlord.

                     (vii) Tenant, at its cost, shall have the right to install an electrical ground in accordance with its equipment requirements and applicable laws.

                     (viii) Tenant, at its cost, shall have the right to place a DC Power Plant with associated batteries within the Premise.

              (d) During the Term of this Lease (as it may be extended), subject to Section 12(a) of this Lease, Tenant shall have the right to (i) exclusively use a single existing underground four (4") inch conduit running from the Building to the adjacent public street ("EXISTING CONDUIT"), the use of which shall be subject to Tenant's repair and maintenance obligations set forth in this Lease, (ii) install an additional four (4") inch conduit running from the Building to the adjacent public street ("NEW CONDUIT"), the location and method of construction of which shall be subject to Landlord's prior approval in accordance with Section 12(a), and (iii) install Conduit within the building ("INTERIOR CONDUIT"), the location and method of consultation of which shall be subject to Landlord's prior approval in accordance with Section 12(a), Tenant shall not be charged any form of rent for the use of the Existing Conduit or New Conduit, however, subject to the provisions of this Section, at the expiration or earlier termination of the Lease, Landlord shall have the right to (i) keep all existing wire/fiber placed in the Existing Conduit, the New Conduit and the Interior Conduit by Tenant, or (ii) require Tenant to remove all such existing wiring/fiber placed by Tenant in such Existing Conduit and New Conduit and Interior Conduit. Upon the termination and/or expiration of the Term, the New Conduit and Interior Conduit shall become the property of Landlord. With regard to Tenant's use of the Existing Conduit, New Conduit, and the Interior Conduit, Landlord acknowledges that the telecommunication services which are to be provided to Tenant by utilizing such conduits shall be provided by third party telecommunication providers (e.g., Roseville Telephone, Pacific Bell, etc.). In this regard, as of the Lease Date, the terms and conditions of providing such telecommunication services by such provider are unknown and such provider has not been identified. If, as a condition precedent to obtaining such telecommunication service, such provider must maintain control of the wire/fiber located within the conduit, Landlord shall negotiate in good faith a resolution of such situation so as to enable Tenant to have access to such service. During the Term, to facilitate the providing of such service to Tenant by such provider, Landlord shall grant the requisite license, if required, for such provider to have access to the Existing Conduit, New Conduit and Interior Conduit. Landlord agrees to reasonably cooperate, at no cost to Landlord, with Tenant in obtaining its requisite telecommunication service contemplated by this Section.

              (e) During the Term of the Lease (as it may be extended), subject to Section 12(a) of this Lease, Tenant shall have the right to install and maintain a FM200 Preaction Fire Suppression System ("FIRE SYSTEM") within the premises, subject to the provisions of this Lease. The exact location of any such Fire System shall be mutually acceptable to Landlord and Tenant and Tenant shall have secured the approval of all governmental authorities and all permits required by governmental authorities having jurisdiction over such approvals and permits for the Fire System, and shall provide copies of such approvals and permits to Landlord, prior to commencing any work with respect to such Fire System. Tenant shall pay for any and all costs and expenses in connection with the installation, maintenance, use and removal of the Fire System. Tenant shall, at its cost and expense, repair and maintain the Fire System, and Landlord shall have no obligation or liability, of any form, with regard to the operation, maintenance, repair and/or effectiveness of the Fire System and Tenant assumes any and all risk with regard to the operation and usage of the Fire System (pursuant to the provisions of the Work Letter Agreement, the Fire System may be converted from a "wet pipe system" to a "dry pipe system"). Upon the expiration of the Term of the Lease, at the option of Landlord, Tenant shall remove the Fire System and repair any damage resulting therefrom.

              (f) During the Term of this Lease (as it may be extended), subject to Section 12(a), Tenant shall have the right to install security cameras on or about the exterior of the Building, subject to Landlord's reasonable approval of the location, method of installation and aesthetic requirements (installed in a manner which minimizes the obtrusiveness of the appearance of such devices).

       13. REPAIRS AND MAINTENANCE:

              (a) Tenant shall, at Tenant's sole cost and expense, maintain the Premises in good, clean and safe condition and repair, ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining and repairing all fixtures, electrical lighting, ceilings and flooring coverings, windows, doors, plate glass, skylights, and interior walls within the Premises. In addition, Tenant shall be responsible for all repairs made necessary by Tenant, its employees, agents, contractors or invitees. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Premises or the Building, unless such repairs are previously approved in writing by Landlord, which shall not be unreasonably withheld or delayed.

              (b) Landlord, at its expense, shall be responsible for repairing any (i) patent defects in the Tenant Improvements constructed by Landlord, its agents, employees, contractors and/or subcontractors, for a period of one year following Substantial Completion and (ii) latent defects, and making all structural repairs to the Building and Project, and shall maintain the roof, sidewalls, and foundations of the Building in good, clean and safe condition and repair. Landlord shall also maintain all landscaping, driveways, parking lots, fences, signs, sidewalks and other exterior Project Common Areas and interior Building Common Areas of the Project in a first class condition. Landlord, at its expense, shall be responsible for maintenance and repair of all plumbing, heating, electrical, air conditioning and ventilation systems. Subject to the limitations set forth in Section 7 of this Lease, all expenses incurred by Landlord pursuant to this Section 13(b) shall be within the definition of Operating Expenses. The foregoing obligations of Landlord contained in this
Section 13(b) are collectively referred to as "LANDLORD'S REPAIRS". Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants' lease or required by law to make in or to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant's business at the Premises, including performing work during off-business hours, and shall provide Tenant with written notice prior to commencing any repairs or changes which might interfere with Tenant's business at the Premises. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant thirty (30) days written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the "REFERENCE RATE" (formerly, "Prime Rate") then being charged by the San Francisco main office of Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Except as set forth in this Lease, Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work. Notwithstanding the foregoing, if as a result of Landlord's failure to perform the Landlord's

Repair (delays due to Force Majeure Events and/or Tenant Delays shall not constitute a Landlord's failure to perform the Landlord's Repairs), Tenant is unable to conduct business operations within the Premises, to the extent that such disruption continues for three (3) business days, for each day thereafter until such disruption ceases, Tenant shall be entitled to a single day of Base Rent-free possession of the Premises; provided, however, if Tenant proceeds under Section 13(b) or 13(c), such abatement shall cease upon Tenant's completion of such repair or the date that such repair would have been completed had Tenant utilized its commercially reasonable efforts, which ever is sooner.

              (c) Notwithstanding any other provisions of this Lease to the contrary, upon receipt of written notice (the "FIRST REPAIR NOTICE") from Tenant that Landlord Repairs are required, Landlord shall cause such repair to be made within a reasonable period of time given the circumstances but in no event later than thirty (30) days after it receives the Repair Notice; provided, however, that if the repair is of such a nature that it cannot be completed within thirty
(30) days (which fact shall be indicated in writing delivered to Tenant by Landlord), then such longer time as reasonably necessary to complete such repairs. If Landlord fails to make the repair within the said time period, Tenant may give an additional notice (the "SECOND REPAIR NOTICE") to Landlord. If Landlord fails to commence thereafter such repair within five (5) days after receipt of the Second Repair Notice and thereafter diligently pursue said repair to completion, Tenant may perform such repair. All repairs performed by Tenant pursuant to this Section shall be made by a qualified licensed contractor(s) with sufficient expertise in such matters and in accordance with all applicable laws, statutes and ordinances. Landlord shall reimburse Tenant for Tenant's actual costs incurred within fifteen (15) days after Landlord's receipt of a written demand from Tenant, which demand shall include supporting invoices. Amounts not paid by Landlord within such time period shall accrue interest at the Reference Rate until paid in full. If Landlord disputes the need for such repair, Landlord shall deliver written notice of such disagreement to Tenant within ten (10) days after its receipt of the Repair Notice. Notwithstanding such dispute, Tenant may cause such repair to be completed pending resolution of such dispute. The dispute shall be resolved by a mutually acceptable third party engineer, which determination shall be binding upon Landlord and Tenant. The losing party shall pay the costs of the engineer or arbitrator, whichever is applicable.

              (d) Landlord acknowledges that certain of the Landlord Repairs may have to be made on an expedited basis due to a material disruption of Tenant's business operations caused by such condition, which condition shall be referred to as an "EMERGENCY CONDITION." In this regard, in the event an Emergency Condition relating to a Landlord Repair exists, Tenant shall deliver to Landlord, by facsimile, a written notice ("EMERGENCY NOTICE") describing such Emergency Condition. The Emergency Notice shall, in bold typed across the top, stating "AN EMERGENCY SITUATION EXISTS AT THE PREMISES REQUIRING YOUR IMMEDIATE ATTENTION." In the event that Landlord fails to commence repair of the Emergency Condition within twenty-four (24) hours (if such situation occurs during non-business hours, Tenant shall utilize Landlord's paging system, the procedure for which shall be provided to Tenant prior to the Commencement Date), Tenant, using licensed contractors which are qualified to perform such tasks in compliance with applicable laws, shall have the right to make the Landlord Repairs; provided, however, such repairs shall be limited to the temporary remediation of such Emergency Condition and Landlord shall thereafter be responsible for the full repair of such condition. Landlord shall reimburse Tenant's actual expenses incurred in making such temporary remediation repairs within fifteen (15) days following Landlord's receipt of written demand and supporting invoices. Amounts not paid by Landlord within such time period shall accrue interest at the Reference Rate until paid in full.

       14. WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

       15. LIENS: Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. For any project which is estimated to exceed One Hundred Thousand and No/100ths Dollars ($100,000.00) in cost, Landlord may require, at its sole option, that Tenant shall provide to Landlord, at Tenant's sole cost and expense, labor and materials or a completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations to the Premises to be made by Tenant, to insure

Landlord against any liability for mechanics' and materialmen's liens and to insure completion of work.

       16. ASSIGNMENT AND SUBLETTING: Tenant shall not assign or sublet the Premises or any part thereof, or any right or privilege appurtenant thereto or permit the use or occupancy by any other party without the written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed. Any attempted assignment or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant. Tenant shall give Landlord written notice of Tenant's desire to assign or sublet all or some portion of the Premises and the date on which Tenant wishes to make such assignment or sublease, at least thirty (30) days prior to such date. Such written notice shall set forth the name of the proposed assignee or sublessee, the nature of the business to be carried on in the Premises, the space to be assigned or sublet, the material terms and provisions of the proposed sublease or assignment, and such financial information as Landlord may reasonably request. Landlord shall then have a period of thirty
(30) days following receipt of such notice and accompanying information within which to notify Tenant of its decision with respect to the proposed sublease or assignment. Landlord's failure to disapprove of such request within such thirty
(30) day period shall be deemed Landlord's approval of such request. The withholding of Landlord's consent to the assignment or subletting will be deemed to have been reasonably withheld only where based upon one or more of the following factors only: (i) the assignee or sublessee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building as reflected by the then existing tenants of the Building with respect to comparable space; (ii) the assignee or sublessee intends to use the space for purposes which are not permitted under this Lease; (iii) the assignee or sublessee is either a governmental agency or instrumentality thereof unless Landlord, with respect to the Building, has leased space to, or approved subleases with comparable (in terms of use, security issues, express or implied power of eminent domain, reputation, character and size of space in the Building) governmental agencies or instrumentalities thereof; and (iv) the assignee or sublessee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the assignment or sublease on the date consent is requested. If Landlord's consent to the assignment or subletting cannot reasonably be withheld, Landlord shall then have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord consents to such assignment or sublease subject to the following:

              (a) Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Landlord in its reasonable discretion and must provide that such assignee, sublessee, or other transferee agrees not to violate the terms and conditions of this Lease. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any sublease must provide that Tenant (Sublessor) has the right to reenter the Premises upon termination of such sublease.

              (b) (Intentionally Deleted)

              (c) No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord.

              (d) Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, but with not less than fifteen (15) days prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation, partnership, individual or other entity, resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant's business or a division of Tenant's business as a going concern, provided that (i) the net worth of such assignee is equal to or greater than Tenant's as of the Lease Date, (ii) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (iii) the Permitted Use of the Premises remains unchanged, unless the reasonable consent of Landlord is obtained. No transfer of stock in the Tenant shall be considered an assignment, sublease or transfer under this Lease.

              (e) If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay Landlord, whether or not consent is ultimately given, Landlord's reasonable costs, including attorneys' fees (which costs shall not exceed Five Hundred and No/100ths Dollars ($500.00) for each proposed assignment or subletting) incurred in connection with evaluating such request and/or documenting such sublease or assignment.

       17. INDEMNITY:

              (a) Tenant shall indemnify, defend, protect and hold Landlord, any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord (collectively, "LANDLORD GROUP") harmless against and from all claims, damages and liabilities, arising from Tenant's use of the Premises or the conduct of Tenant's business or from any activity, work, or other thing done, by Tenant in or about the Building, and shall further indemnify and hold the Landlord Group harmless against and from any and all claims, damages and liabilities, directly arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence or willful misconduct of the Tenant or any officer, agent, employee, or invitee of Tenant, and from and against all costs, attorneys' fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage resulting from the negligence, wrongful act, or breach of Lease by Landlord or the Landlord Group.

              (b) Landlord shall indemnify, defend and hold Tenant and its members, directors, officers, employees, partners (if any), and agents from and against any and all liabilities, damages, cause of action, judgments, costs and expenses (including without limitation, court costs and reasonable attorneys' fees and expenses), or demands arising from any asserted injury, loss, or damage to any persons or property, (a) arising out of any willful misconduct, negligence, or omission by Landlord or the Landlord Group; or (b) arising out of possession, use, occupation, maintenance, repair, or management of any work or thing whatsoever done by Landlord in or about the Building, Common Areas, or the Premises during Landlord's use thereof as a result of its business conducted therein or thereupon (except to the extent caused by Tenant's negligence or willful misconduct).

              (c) Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects from pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources unless due to Landlord's negligence or willful misconduct. Tenant agrees that in no case shall Landlord ever be responsible or liable on any theory for any injury to Tenant's business, loss of profits, loss of income or any other form of consequential damage. Landlord shall not be liable for any damages arising from any act or omission from any other tenant of the Building.

       18. (INTENTIONALLY DELETED)

       19. TENANT'S INSURANCE/WAIVER OF SUBROGATION:

              (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:VII or better and reasonably acceptable to Landlord and Landlord's lender and licensed or authorized to do business in the State of California. Each policy shall name Landlord, and at Landlord's request, any mortgagee of Landlord, (excepting worker's compensation and employer's liability policy) as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord's interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and each year thereafter, or within thirty (30) days after written any demand by Landlord therefor. No such policy shall be cancelable except after thirty (30) days' written notice to Landlord and Landlord's lender. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to), following written notice to Tenant, procure said insurance on Tenant's behalf and charge the Tenant the reasonable premiums, which shall be payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

              (b) Beginning on the Commencement Date and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) all Tenant Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12 hereof), and (ii) trade fixtures, merchandise and other personal property, in, on or about the Premises, in an amount equal to their replacement cost, providing protection against all risks of physical loss or damage. Unless a loss causes a termination of this Lease or the parties agree otherwise, the proceeds of such insurance shall be used for the repair or replacement of the property or comparable property so insured. Upon termination of this Lease following a peril causing property damage as set forth herein, the proceeds under (i) shall be paid to Landlord (to the extent Tenant directly paid for the Tenant Improvements, Tenant shall be entitled to an applicable portion of such proceeds), and the proceeds under (ii) above shall be paid to Tenant.

              (c) Beginning on the Commencement Date, and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect workers' compensation and employer's liability insurance and commercial general liability insurance. The policy or policies providing insurance for commercial liabilities should be procured and maintained with a combined single limit of not less than Three Million Dollars ($3,000,000.00) per occurrence for bodily injury, personal injury or property damage liability. If such insurance covers more than one location, a general aggregate limit shall apply on a per location basis.

              (d) Beginning on the Commencement Date and continuing until expiration of the term of the Lease, Tenant shall pay for and maintain in effect insurance on an "all risk" basis which will provide recovery for a minimum of twelve (12) months of Tenant's continuing Rent obligation to Landlord.

              (e) Tenant agrees to obtain certificates of insurance evidencing commercial general liability insurance, including completed operations and XCU (explosion, collapse and underground) coverage, and workers' compensation insurance and employer's liability insurance from any contractors or subcontractors engaged in material alterations to the Premises during the term of the Lease. Such liability insurance must be for minimum limits of One Million Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury including death and property damage liability.

              (f) To the extent permitted by law and without affecting coverage required herein, Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any "all risk" insurance policy which either may have in force at the time of the loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required under this Lease, give written notice to its insurance carrier or carriers of the foregoing mutual waiver of subrogation as contained in this Lease.

       20. LANDLORD'S INSURANCE/WAIVER OF SUBROGATION:

              (a) Landlord shall, prior to the commencement of work under the Work Letter Agreement, and continuing until expiration of the Term of the Lease, obtain and maintain insurance that would be kept by a reasonable property owner under similar circumstances, including but not limited to the following:

                     (1) Workers' Compensation and Employers' Liability. Workers' compensation and employers' liability insurance in compliance with all applicable state and federal laws and Employers' Liability insurance with limits in an amount not less than the amount prescribed by law (hereinafter "LANDLORD'S WORKERS' COMPENSATION AND EMPLOYERS' LIABILITY INSURANCE").

                     (2) Property Insurance. Property insurance including a policy or policies of fire and extended coverage insurance in an amount equal to the full replacement value of all structures and improvements located on the Project, as the same exist from time to time including, without limitation, the Building, the Building Structure, the Building Systems, the Building Common Areas, the Project Common Areas, the Alterations and Landlord's personal property including its business papers, furniture, fixtures and equipment (hereinafter "LANDLORD'S PROPERTY INSURANCE"). Landlord's Property Insurance shall insure against all risks of physical loss or damage including coverage for debris removal and the enforcement of any codes, ordinances, regulations, judicial orders or statutes requiring the upgrading, demolition, reconstruction, or replacement of any such improvements as the result of a covered loss. Landlord's Property Insurance shall also contain an agreed value provision in lieu of any co-insurance clause. If Landlord's Property Insurance has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence (which may be increased periodically based on increases in the cost of living increase for the geographical area where the Project is located). Except for insured losses exclusively to the Alterations, Landlord will be liable for the deductible amount in the event of an insured loss. In the event of an insured loss to the Alterations, Landlord shall be liable for fifty (50%) percent of the deductible amount for such loss and Tenant shall be liable for fifty (50%) percent of the deductible amount for such loss.

                     (3) Commercial General Liability Insurance. Commercial general liability insurance covering, among other things, the Building, the Building Structure, the Building Systems, the Building Common Areas, the Project Common Areas, and the Alterations, including, without limitation, defense and indemnity coverage for broad form property damage, blanket contractual liability, completed operations, XCU (explosion, collapse and underground), advertising injury, products liability and independent contractor's liability all applicable to personal injury, bodily injury and property damage subject to a combined single limit of at least One Million Dollars ($1,000,000) per occurrence (hereinafter "LANDLORD'S COMMERCIAL GENERAL LIABILITY INSURANCE"). If Landlord's Commercial General Liability Insurance covers more than one location, a general aggregate limit shall apply on a per location basis.

                     (4) Loss of Rent Insurance. Beginning on the Commencement Date and continuing until expiration of the term of the Lease, Landlord shall pay for and maintain in effect insurance on an "all risk" basis which will provide recovery for a minimum of twelve (12) months of continuing rent obligations owed to Landlord under any lease given by Landlord at the Project.

                     (5) Umbrella/Excess Liability Insurance. Umbrella/Excess Liability insurance covering, among other things, all risks insured against by Landlord's Commercial General Liability Insurance, subject to a combined single limit of at least Five Million Dollars ($5,000,000) per occurrence (hereinafter "LANDLORD'S UMBRELLA/EXCESS LIABILITY INSURANCE"). Landlord's Umbrella/Excess Liability Insurance shall also contain a clause that requires it to "drop down" and provide coverage if, among other things, the applicable underlying insurance policy limits are exhausted or in the event the applicable underlying insurance carrier is insolvent.

              (b) Insurance Company Ratings and Deductibles. Insurance required to be purchased by Landlord pursuant to this Lease shall be placed with insurance companies admitted to do business in the State of California by the California Department of Insurance and rated at A:VII or better by A.M. Best's. Subject to the above, Landlord shall be responsible for all deductibles, self-insured retentions, or retrospective premiums and adjustments under each and all of the policies required of Landlord under this Lease.

              (c) Certificates of Insurance. Certificates of insurance evidencing the insurance required to be provided by Landlord under this Lease shall be delivered to Tenant prior to Tenant's occupancy of the Premises and shall include the following special provisions:

                     (1) Cancellation. The certificate(s) of insurance shall indicate that policies shall not be cancelled unless thirty (30) days prior written Notice has been given Tenant.

              (d) Failure to Maintain Insurance. If Landlord fails to obtain and maintain the insurance required hereunder, Tenant shall have the right, but not the obligation, to obtain the same or similar insurance in the name and account of Landlord in which event Landlord shall pay the cost thereof and furnish upon demand all information that may be requested by Tenant to permit Tenant to obtain all such required coverage on behalf of Landlord.

       21. AD VALOREM TAXES: Tenant shall pay, or cause to be paid, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon all Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property located in the Premises, except that which has been paid for by Landlord and is the standard of the Building. In the event any or all of the Tenant's leasehold improvements, equipment, furniture, fixtures, and personal property shall be assessed and taxed with the Building, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property with supporting documentation.

       22. WAIVER: No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Prior to the scheduled expiration of the term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

       23. ENTRY BY LANDLORD: Landlord reserves, and shall at any and all reasonable times with reasonable notice (forty-eight (48) hours) have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants during the last six (6) months of the term, to post notices of non-responsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem reasonably necessary or desirable, without abatement of Rent except as provided in this Lease, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. In the event that any actions taken by Landlord pursuant to the preceding sentence results in a material disruption to Tenant's business operations, and as a result thereof, Tenant ceases to conduct business operations within the Premises, to the extent that such disruption continues for three (3) business days, for each day thereafter until such disruption ceases, as Tenant's sole and exclusive remedy, except as otherwise provided in this Lease, Tenant shall be entitled to a single day of Base Rent-free possession of the Premises. Tenant hereby waives any claims for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, unless caused by Landlord's negligence or willful misconduct; provided, however, Landlord shall use its good faith efforts to minimize any disruption to Tenant's business operations caused by such entrance. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem reasonably proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

       24. CASUALTY DAMAGE:

              (a) During the term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within one hundred eighty (180) days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance required to be carried by Landlord under this Lease, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If the damage does not require substantial alteration or reconstruction or if Landlord does not thus elect to terminate this Lease, Landlord shall, within sixty (30) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its reasonable control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant's personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent during the time and to the extent the Premises, or other portions of the Project (including without limitation Common Areas and parking areas) reasonably required for Tenant's use of the Premises, are unfit or unavailable for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant's agents, employees, or invitees, Tenant shall be liable to Landlord for the reasonable cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds from the insurance required to be carried under this Lease. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

              (b) Tenant may elect, as its sole and exclusive remedy, to terminate this Lease at any time during the Term hereof, as it may be extended, if the Premises, or other portions of the Project (including without limitation Common Areas and parking areas) reasonably required for Tenant's use of the Premises, are destroyed or rendered untenantable to an extent that they cannot be repaired within two hundred (200) days following the fire or other casualty, as reasonably determined by Landlord and Tenant in writing delivered to Landlord within twenty-five (25) days following the date of such damage. The termination of this Lease pursuant to this Section shall be effective upon Landlord's receipt of such notice and the Lease shall terminate as of the date of the casualty.

              (c) Anything in this Article 23 to the contrary notwithstanding, if the Premises is destroyed or substantially damaged during the last twelve
(12) months of the Term, and cannot be completely restored within a period of ninety (90) days from the date of such damage, this Lease may be terminated upon written notice of either party given within fifteen (15) days after the occurrence of such damage. However, if at the time of said damage, Tenant has a right to extend the Term pursuant to Article 39 hereof, Landlord may not terminate this Lease until it has given Tenant notice of Landlord's intent to terminate this Lease and Tenant fails to exercise said right of extension within thirty (30) days after receipt of said notice. If Tenant fails to exercise said right of extension within thirty (30) days after receipt of such notice from Landlord, this Lease will terminate effective forty-five (45) days after Tenant's receipt of said notice from Landlord.

       25. CONDEMNATION:

              (a) If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. Landlord shall provide Tenant with notice of any such condemnation within five (5) business days following Landlord's receipt of notice of such event. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken, or if by reason of any taking, regardless of the amount taken, the remainder of the Premises is not one undivided space or, in Tenant's reasonable judgment, is not reasonably suitable for Tenant's use or reasonable access to or parking serving the Premises is no longer available and
(ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the date of such taking if twenty percent (20.00%) or more of the Building is taken, or if by reason of any taking, regardless of the amount taken, in Landlord's reasonable opinion, the Building is not suitable for the leasing to the general public, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord's sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord's reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant's unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in material default beyond any applicable notice and cure periods, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant's fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. The foregoing shall not, however, be deemed to restrict Tenant's right to pursue a separate award specifically for its relocation expenses or the taking of Tenant's personal property or trade fixtures so long as such separate award does not diminish any award otherwise due Landlord as a result of such condemnation or taking. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including, without limitation, Sections 1265.120 and 1265.130 of the California Code of Civil Procedure), to terminate or petition to terminate this Lease upon such partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

              (b) If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than one hundred twenty (120) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking, or
(ii) if one hundred twenty (120) days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within thirty
(30) days of such condemnation in which case Rent shall be abated as of the date of such condemnation.

              (c) The words "condemnation" or "condemned" as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

       26. TENANT'S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

              (a) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of ten (10) days following Tenant's receipt of written notice of failure to pay by or after the due date.

              (b) Tenant's failure to observe or perform in all material respects any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (a) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

              (c) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in sixty (60) days.

              (d) The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligation under this Lease.

       27. REMEDIES FOR TENANT'S DEFAULT: In the event of Tenant's default, Landlord may:

              (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

                     (i) the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

                     (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided, plus

                     (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided, plus

                     (iv) any other reasonable amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease), plus

                     (v) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

       As used in Subsections (1) and (2) above, the "worth at the time of the award" shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in subsection
(3) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

              (b) Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant's account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant's default and for as long as Landlord does not terminate Tenant's right to possession of the Premises, if Tenant obtains Landlord's consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

              (c) Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

              (d) Cure the default at Tenant's reasonable cost. If Landlord at any time, by reason of Tenant's default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

       The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors' rights generally. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any proceeding breach other than a failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

       28. SURRENDER OF PREMISES: On expiration of this Lease or within ten (10) days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises covered by Section 24). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property within the time periods stated in this paragraph. If Tenant fails to surrender the Premises to Landlord on expiration or ten (10) days after termination of the term as required by this paragraph, Tenant shall indemnify and hold Landlord harmless from all claims, liability and damages resulting from Tenant's failure to surrender the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to surrender the Premises.

       29. DEFAULT BY LANDLORD:

              (a) Each of the following events will constitute a Landlord default:

                     (i) Landlord's failure to observe or perform in all material respects any of its covenants or obligations hereunder, which failure continues for thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty
(30) day period and thereafter diligently prosecute the same to completion;

                     (ii) The breach or material inaccuracy of any of Landlord's representations or warranties contained in this Lease; or

                     (iii) Interference with or disturbance of Tenant's peaceful and quiet enjoyment of the Premises during the Term as provided in Section 42(e) of this Lease.

              (b) Provided Landlord provides Tenant with current addresses, Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder

              (c) Subject to the provisions of this Lease, upon a Landlord default, Tenant shall be entitled to pursue available legal and equitable remedies. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages.

       30. PARKING: Tenant shall have the right to park in the Building's parking facilities in common with other tenants of the Building upon reasonable terms and conditions as may from time to time be established by Landlord. In this regard, during the term of the Lease, Tenant shall be entitled to the non-exclusive use of five (5) parking spaces for every one thousand (1,000) feet of Rentable Area of the Premises, at no cost to Tenant. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant's employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first written notice of such violation with regard to such vehicle, at the reasonable expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied unreserved spaces for Tenant's use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant's customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors.

       31. ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than twenty (20) days' prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; and (d) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Tenant shall also have the right to request and obtain the above-described statement from Landlord subject to the provisions of this Section. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

       32. SALE OF PREMISES: In the event of any sale of the Project, Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease (provided that such release shall not affect any obligations owing and due by Landlord prior to such transfer), so long as the purchaser, at such sale or any subsequent sale of the Premises shall assume in writing to carry out any and all of the covenants and future obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the security deposit and prepaid rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

       33. SUBORDINATION, ATTORNMENT:

              (a) This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

              (b) In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents reasonably required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

              (c) Landlord agrees that Tenant's obligations to subordinate under this Section to any future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant's receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section as the "SUPERIOR LIENOR"). Such non-disturbance agreement ("SNDA") shall provide, at a minimum, that Tenant's possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in material default beyond any applicable notice and cure periods. Landlord's obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement. Notwithstanding the foregoing, in the event that Landlord has not delivered a non-disturbance agreement to Tenant from each existing Superior Lienor, upon terms and conditions reasonably acceptable to Tenant, on or before the expiration of fourteen (14) days following the date that this Lease is executed by Landlord and Tenant, then for a period of ten
(10) days thereafter, Tenant, as its sole and exclusive remedy, may terminate this Lease by providing Landlord with written notice of such election.

       34. AUTHORITY OF PARTIES:

              (a) TENANT'S AUTHORITY: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

              (b) LANDLORD'S AUTHORITY: If Landlord is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Landlord is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

       35. BROKER: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the Brokers listed in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Landlord agrees to pay any commission to which Brokers are entitled in connection with this Lease. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker other than Broker.

       36. HOLDING OVER: Upon termination of the Lease or expiration of the Term hereof, if Tenant retains possession of the Premises without Landlord's written consent first had and obtained, then Tenant's possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease, except the base rent portion of the Rent which shall be increased to one hundred twenty-five percent (125%) of the amount of the Base Rent at the expiration or earlier termination of the Lease, as the case may be. Rent, as adjusted pursuant to this Section, shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days' advance written notice of the date of termination.

       37. RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable nondiscriminatory modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy of them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit E). Landlord shall use its reasonable efforts to enforce compliance with such rules, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants.

       38. OTHER RIGHTS RESERVED BY LANDLORD: Upon providing Tenant with prior written notice, in addition to any other rights contained in this Lease, Landlord retains and shall have the rights set forth below:

              (a) To install, affix and maintain any and all signs on the exterior and interior of the Building.

              (b) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises without the prior written permission of Landlord, unless such vending or dispensing machines are for the exclusive use of Tenant's employees, visitors, and representatives, in which case no Landlord consent shall be required.

              (c) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the Project Common Area and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of Project Common Area, provided that access to and from the Premises is not impaired thereby, and amenities, including parking areas, are not materially altered, provided, however, Landlord shall not decrease the number of parking spaces provided to Tenant pursuant to Article 29 of this Lease.

       39. FIRST RIGHT OF REFUSAL:

              (a) First Right of Refusal to Lease. Tenant desires to have certain expansion rights within the Building and Landlord is willing to grant such expansion rights in accordance with the terms and conditions of this Section.

                     (i) Subject to any existing rights previously granted to the other tenant of the Building, Galil Motion, Landlord shall notify Tenant in writing ("INTERESTED PARTY NOTICE") of any third party ("INTERESTED PARTY") who expresses a bona fide interest in leasing any space ("FIRST REFUSAL SPACE") within the Building, as evidenced by a proposed letter of intent, or similar document, submitted to Landlord by the Interested Party, which Landlord is willing to accept. For a period of ten (10) business days following Tenant's receipt of the Interested Party Notice, Tenant shall have the right ("FIRST RIGHT OF REFUSAL") to lease the First Refusal Space by providing Landlord with written notice of such election ("ELECTION NOTICE"). The failure of Tenant to deliver the Election Notice to Landlord within such time period shall be deemed Tenant's waiver of the First Right of Refusal and Landlord shall be free to lease the First Refusal Space to the Interested Party. If Tenant does not deliver an Election Notice within such time period, in the event that (i) Landlord has not entered into the lease transaction described in the Interested Party Notice within one hundred twenty (120) days following Tenant's receipt of such notice, or (ii) if the average rental amount described in the Interested Party Notice decreases by more than ten percent (10.00%), the First Refusal Space shall once again be subject to Tenant's First Right of Refusal under this Section.

                     (ii) If Tenant delivers the Election Notice, Landlord and Tenant shall, within fifteen (15) days thereafter, enter into separate lease documentation upon the exact terms and conditions as set forth in this Lease as modified by the terms of the Interested Party Notice.

                     (iii) If Tenant is in material default beyond any applicable notice and cure period upon the date of delivery of the Election Notice, Landlord shall have the option of declaring the Election Notice null and void.

              (b) FIRST RIGHT OF REFUSAL TO PURCHASE: Tenant desires to have certain purchase rights concerning the Project in accordance with the terms and conditions of this Section.

                     (i) Subject to any existing purchase rights or similar contractual commitments which have been granted to the other tenant of the Building, Galil Motion, Landlord shall notify Tenant in writing ("INTERESTED PARTY NOTICE") of any third party ("INTERESTED PARTY") who expresses a bona fide interest in purchasing the Project as evidenced by a proposed letter of intent, or similar document, submitted to Landlord by the Interested Party, which Landlord is willing to accept. A copy of the proposed letter of intent or similar document shall be attached to the Interested Party Notice. For a period of eleven (11) business days following Tenant's receipt of the Interested Party Notice, Tenant shall have the right ("FIRST RIGHT OF REFUSAL TO PURCHASE") to purchase the Project by providing Landlord with written notice of such election ("ELECTION NOTICE"). Tenant acknowledges that Galil Motion has a ten (10) business day period for its election to exercise its option to purchase pursuant to its lease documentation and that it is Landlord's intention to provide Galil Motion and Tenant notice of the Interested Party Notice simultaneously, resulting in Tenant having a single business day remaining of its Right of

Refusal to Purchase following the expiration of Galil Motion's period. The failure of Tenant to deliver the Election Notice to Landlord within such time period shall be deemed Tenant's waiver of the First Right of Refusal to Purchase and Landlord shall be free to sell the Project to the Interested Party on the same terms and conditions set forth in the proposed letter of intent or similar document; provided, however, that escrow must close within two hundred (200) days of Tenant's rejection of the offer. If any material terms or conditions of the proposed sale to the Interested Party are changed prior to the sale to the Interested Party, Landlord shall repeat this right of first refusal procedure, setting forth all modified terms.

                     (ii) If Tenant delivers the Election Notice, Landlord and Tenant shall, within fifteen (15) days thereafter, enter into separate purchase documentation upon the exact terms and conditions set forth in the Interested Party Notice.

                     (iii) If an Event of Default by Tenant is in existence upon the date of delivery of the Election Notice, Landlord shall have the option of declaring the Election Notice null and void.

       40. OPTION TO EXTEND:

              (a) Tenant shall have the right to extend this Lease for two (2) successive five (5) year periods ("EXTENDED TERMS") by giving Landlord written notice of its intention to do so at least six (6) months prior to the expiration of the original term or first Extended Term, as applicable; provided, however, that Tenant is not in material default beyond any applicable notice or cure period under the Lease on the date of giving such notice or on the date of commencement of the Extended Term. Each Extended Term shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant shall not apply during such extension terms: (a) any right to rent-free possession, and (b) any right to further extension of the term of the Lease, and
(c) any right to continue to pay the same Base Rent. Landlord and Tenant hereby acknowledge and agree that the Base Rent during each extended term shall be ninety-five percent (95.00%) of the "FAIR MARKET RENTAL" for the Premises, as determined in accordance with this Section. The parties shall have until the date that is four (4) months prior to the date that the original term or then extension term, as applicable, will expire in order to agree on Base Rent during the next extension term. If the parties agree on the Base Rent for the applicable Extended Term during that period, they shall immediately execute an amendment to this Lease stating the new Base Rent. If the parties are unable to agree on Base Rent for the extended term during that period, then the Fair Market Rental shall be established by appraisal.

              (b) Landlord and Tenant shall each appoint one appraiser at least three (3) months prior to the expiration of the original term or then Extended Term, as applicable. Each appraiser shall submit within thirty (30) days after the second thereof has been designated their appraisals of the Fair Market Rental. Each appraiser shall prepare a written appraisal report that shall conform with the standards of professional practice of the American Institute of Real Estate Appraisers. Landlord and Tenant intend that the "Fair Market Rental" shall be deemed to be the rent per square foot of Rentable Area of space that is then being charged for space located in buildings in the immediate vicinity of the Building (within the Atherton Tech Center) that are comparable in quality and offer similar amenities to the Building and involving leases with similar terms and conditions (including, but not limited to, free rent, brokerage commissions, and all other monetary and nonmonetary concessions), and involving the use of the premises as provided for in this Lease. The spaces used for comparison shall be reasonably comparable in size, quality and design to the Premises, and such spaces used for comparison shall be comparable to the Premises with respect to their location within such buildings, the quality and quantity of tenant improvements installed, at each Landlord's expense, the services provided by each landlord to such tenant, and the financial strength of Tenant. Should the two appraisers be unable to agree within said thirty (30) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one (1) additional person as appraiser within five
(5) days following the expiration of said thirty (30)-day period: provided, however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Rental shall equal the average of the two (2) appraisals that are submitted. The third appraiser shall submit an independent written appraisal within thirty (30) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that the Presiding Judge of the Placer County Superior Court appoint such third appraiser. The Fair Market Rental shall be equal to the average of the two (2) written appraisals which are closest, and the third (3rd) appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it. If three (3) appraisers are appointed, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser. No person shall be appointed or designated an appraiser unless he or she is (i) an independent appraiser who is a currently certified member of the American Institute of Real Estate Appraisers (with MAI designation) and unless he or she has at least five (5) years' experience as an appraiser in Sacramento County, or (ii) a real estate broker with a minimum of at least ten (10) years' experience in leasing of commercial space in the vicinity of the Premises. The third appraiser shall not have ever been employed (full-time or part-time or on a consulting basis) by Landlord or Tenant. In the event that the Fair Market Rental is not established before the commencement of the extended term, Tenant shall continue to pay the Base Rent in effect as of the end of the original term; when the Fair Market Rental has been established, the new Base Rent shall be retroactively effective as of the beginning of the extended term, and Tenant shall pay Landlord any deficiency within thirty (30) days after the establishment of the new Base Rent. If Tenant has overpaid Base Rent during such period, such overpayment shall be offset against Rent thereafter coming due.

              (c) During each Extended Term, following the first year of each Extended Term, Base Rent shall increase by five cents (5 cents) per rentable square foot during each year of such Extended Term.

       41. HAZARDOUS MATERIALS:

              (a) For the purpose of this Section and this Lease, the following terms are defined as follows:

                     (1) "HAZARDOUS MATERIALS" shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

                     (2) "ENVIRONMENTAL REQUIREMENTS" shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

                     (3) "HANDLE," "HANDLED," or "HANDLING" shall mean any installation, handling, generation, storing, use, disposal, discharge, release, manufacture, refinement, emission, or transportation in connection with or involving Hazardous Materials brought on the Premises by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.

                     (4) "ENVIRONMENTAL LOSSES" shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises, Building or Project.

              (b) No Hazardous Materials shall be Handled by Tenant at or about the Premises, Building or Project without Landlord's prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord's requirements, all in Landlord's absolute reasonable discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office and warehouse activities, for example, copier fluids and cleaning supplies, may be used and stored at the Premises by Tenant without Landlord's prior written consent. Tenant's activities at or about the Premises, Building or Project and its Handling of all Hazardous

Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises, Building or Project all Hazardous Materials Handled by Tenant at the Premises, Building or Project (but Tenant shall not be required to remove, or have any liability whatsoever with respect to any Hazardous Materials not in any way Handled by Tenant). Tenant shall keep Landlord fully and promptly informed of all Tenant's Handling of Hazardous Materials.

              (c) Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with its Handling of Hazardous Materials at or about the Premises, Building or Project, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not unreasonably interfere with Landlord's use, operation, leasing and sale of the Project and other tenants' quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises, Building or Project. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises, Building or Project in connection with Tenant's Handling of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, upon five (5) business days notice to Tenant, to remove the lien or charge at Tenant's expense in any manner Landlord deems expedient.

              (d) Landlord shall have the right, but not the obligation, upon reasonable prior notice to Tenant (48 hours) to enter the Premises at any reasonable time (i) to confirm Tenant's compliance with the provisions of this Section, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. Tenant shall pay the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section if Tenant is found to not be in compliance regarding Handling of Hazardous Materials regulations. Landlord shall use reasonable efforts to minimize any interference with Tenant's business caused by Landlord's entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

              (e) Tenant agrees to indemnify, defend and hold harmless Landlord and its partners and their directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including without limitation, reasonable attorneys' and consultants' fees and costs, incurred at any time by Landlord from or in connection with Tenant's Handling of Hazardous Materials at or about the Premises, Building or Project or Tenant's failure to comply with all Environmental Requirements with respect to the Premises.

              (f) Landlord agrees to indemnify, defend and hold harmless Tenant from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including without limitation, reasonable attorneys' and consultants' fees and costs, incurred at any time by Tenant resulting from claims, costs and liabilities with respect to Hazardous Materials that are either (i) caused by Landlord (to the extent not caused or contributed to by Tenant), or (ii) existing as of the Commencement Date.

              (g) To the best of Landlord's actual and current knowledge, excluding constructive knowledge, the Project, as of the Lease Date, does not contain any Hazardous Materials.

              (h) The respective obligations of each party under this Section shall survive the expiration or termination of this Lease.

       42. NOTICES: All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be personally delivered or sent by certified mail, postage prepaid or by overnight courier (i.e. Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed, two (2) days following the date of posting by the U.S. Postal Service, and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

       43. GENERAL PROVISIONS:

              (a) PLATS AND RIDERS: Clauses, plats, and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

              (b) JOINT OBLIGATION: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

              (c) MARGINAL HEADINGS: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

              (d) TIME: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

              (e) QUIET POSSESSION: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease. During the Term, Landlord shall use its good faith efforts to prevent any other tenant of the Building, from using adjacent premises to the premises in a manner which generates excessive noise levels which would be materially disruptive to Tenant's business operations within the Premises.

              (f) PRIOR AGREEMENTS: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

              (g) INABILITY TO PERFORM: (Intentionally deleted)

              (h) CC&Rs: Intentionally deleted.

              (i) JURY TRIAL: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or any claim of injury or damage.

              (j) LANDLORD'S PERSONAL LIABILITY: The liability of Landlord (which, for purposes of this paragraph, shall include the owner of the Building if other than Landlord, affiliates, officers, employees, partners or principals) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord or any of them in the Building or the net proceeds thereof, and neither Landlord nor any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord shall have any personal liability whatsoever with respect thereto.

              (k) SEVERABILITY: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

              (1) CHOICE OF LAW: This Lease shall be governed by the laws of the State in which the Premises are located.

              (m) SIGNS: Tenant shall not place any sign upon the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval. Notwithstanding the foregoing, Tenant shall be entitled to
(i) Building parapet signage on the elevation of the Building in a location, placement, materials and size reasonably approved, in writing, by Landlord, in compliance with applicable covenants, conditions and restrictions and applicable laws, statutes and ordinances, and (ii) placement on the monument signage, in compliance with applicable covenants, conditions, and restriction and applicable Laws, statutes and ordinances. Landlord and Tenant hereby approve of the monument signage described on Exhibit F ("BUILDING MONUMENT SIGNAGE"), and Building parapet signage described on Exhibit G ("BUILDING PARAPET SIGNAGE") attached hereto.

              (n) PROJECT NAME: Tenant may use the name of the Project in which the Premises are located in all Tenant's advertising in connection with Tenant's business at the Premises and for no other purpose, except with Landlord's consent. Tenant shall not have or acquire any property right or interest in the name of the Project. Landlord reserves the right to change the name, title, or address of the Project or the address of the Premises at any time, and Tenant waives all claims for damages caused by such change.

              (o) LATE CHARGES: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord within ten (10) days after Tenant's receipt of written notice thereof, Tenant shall pay to Landlord an additional sum equal to three percent (3.00%) of such overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

              (p) INTEREST: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is the lesser of the "prime" or "reference" rate of interest announced or internally posted by the Bank of America, N.T. & S.A., plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

              (q) ATTORNEYS' FEES: In the event of any litigation or other proceeding between Landlord and Tenant to interpret or enforce the terms hereof, or seeking a declaration of the rights of the parties hereunder, or otherwise arising out of or relating to this Lease, the losing party will pay to the prevailing party (as hereinafter defined) its costs of litigation including reasonable attorney's fees. Such costs and attorney's fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "prevailing party" will include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense. The non-prevailing party shall also pay the attorneys' fees and costs incurred by the prevailing party in any post judgment proceedings to collect and enforce the judgment. The covenant in the preceding sentence is separate and several and shall survive the merger of this provision into any judgment on this Lease.

              (r) MODIFICATION: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.

              (s) EXECUTION: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

              (t) SUCCESSORS AND ASSIGNS: Subject to the provisions of this Lease, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

              (u) WAIVER OF CALIFORNIA CODE SECTIONS: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord's repair duties and Tenant's right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Section 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statute specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

              (v) FORCE MAJEURE: In the event either party is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Work Letter Agreement, and such delay, interruption or prevention is due to fire, act of God, governmental act, strike, labor dispute, unavailability of materials or any other cause outside the reasonable control of such party (excepting, however, such party's financial inability), then the time for performance of the affected obligations of such party shall be extended for a period equivalent to the period of such delay, interruption or prevention (but in no event shall the time for performance of any obligation for payment of money be extended pursuant to this provision).

              (w) GOVERNMENT ENERGY OR UTILITY CONTROLS: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the term, both Landlord and Tenant shall be bound thereby.

              (x) ACCORD AND SATISFACTION; ALLOCATION OF PAYMENTS: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole reasonable discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.

              (y) CHANGES REQUESTED BY LENDER: Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise diminish any right or increase any obligations of the party for whom consent to such change or amendment is requested.

              (z) FURNISHING FINANCIAL STATEMENTS: In order to induce Landlord to enter into this Lease, prior to the Commencement Date, Tenant agrees that it shall promptly furnish Landlord and Landlord's lender, from time to time, upon Landlord's written request, with financial statements (if Tenant is a public traded company, such obligation shall be limited to information available to the public) reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord and Landlord's lender in connection with the Lease are true, correct and complete in all respects.

              (aa) OBJECTION TO STATEMENTS: Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of one (1) year after receipt thereof shall constitute Tenant's acquiesce with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

              (bb) RECORDING: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

              (cc) EXECUTION OF LEASE, NO OPTIONS: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises or any other Premises within the Building.

       IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.

LANDLORD:                                   TENANT:

STANFORD RANCH 1, LLC,                      WILLIAMS-SONOMA, INC., a California
a Delaware limited liability company        corporation


By:  /s/ KENNETH A. GIANNOTTI               By:  /s/ J. RICHARD MYERS
   ---------------------------------           ---------------------------------

Its:  VICE PRESIDENT                        Its:  V.P.
    --------------------------------            --------------------------------

Date:  1/8/01                               Date:  JANUARY 4, 2001
     -------------------------------             -------------------------------

Address: 3715 Atherton Road                 Address: 3250 Van Ness
         Rocklin, California 95765                   S.F. CA 94109
         Attention: Kenneth A. Giannotti             Attention: J. RICHARD MYERS
         Telephone: (916) 624-0613                   Telephone: (415) 402-4204
         Facsimile: (916) 624-0741                   Facsimile: (415) 402-4205

                                    EXHIBIT A

                            DESCRIPTION OF PREMISES

                                   EXHIBIT B

                              WORK LETTER AGREEMENT

Ladies and Gentlemen:

              You (hereinafter called "TENANT") and we (hereinafter called "LANDLORD") are executing simultaneously with this Work Letter Agreement ("AGREEMENT"), a written Lease Agreement (the "LEASE") covering those certain premises more particularly described in Exhibit A to the Lease (the "PREMISES").

              To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

       1. DEFINITIONS. Unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned to them in the Lease.

       2. REPRESENTATIVES. Landlord hereby appoints Ken Giannotti as Landlord's representative to act for Landlord in all matters covered by this Agreement. Tenant hereby appoints Steve Mott as Tenant's representative to act for Tenant in all matters covered by this Agreement. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Agreement shall be related to Landlord's representative or Tenant's representative, as the case may be. Tenant will not make any inquiries of or request to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architects, engineers, and contractors or any of their agents or employees, with regard to matters covered by this Agreement. Either Landlord or Tenant may change its representative at any time by written notice to the other.

       3. TENANT SPACE PLAN AND PRELIMINARY TENANT IMPROVEMENT COST ITEMIZATION. Landlord has attached a preliminary space layout and improvement plan for the Premises (the "PRELIMINARY TENANT SPACE PLAN") attached to the Lease as Exhibit B-1. On or before November 15, 2000, Landlord and Tenant have approved the Preliminary Space Plan, thereafter referred to as the "TENANT SPACE PLAN." Exhibit B-2 attached to the Lease is Landlord's estimate of the cost of constructing the improvements to the Premises desired by Tenant (the "PRELIMINARY TENANT IMPROVEMENT COST ITEMIZATION"), which is not a representation or warranty regarding the reasonable costs of such improvements.

       4. TENANT WORKING DRAWINGS. Based upon the approved Tenant Space Plan, Landlord will, through Landlord's architect or space planner (Tenant shall have the right to choose such architect or space planner subject to Landlord's reasonable approval), cause working drawings for the improvements to the Premises (the "TENANT WORKING DRAWINGS") to be prepared and delivered to Tenant, which occurred on or before November 17, 2000. The Tenant Working Drawings will include all architectural, mechanical and electrical engineering plans required for the issuance of permits and the completion of the leasehold improvements including complete detailed plans and specifications for Tenant's partition layout, reflected ceiling, heating and air conditioning, electrical outlets and switches, telephone outlets, plumbing, fire sprinklers and finish specifications. Such electrical specifications shall comply with the criteria attached hereto as Exhibit B-3. It is further agreed that all plans and specifications referred to in this Paragraph 4 above are subject to Landlord's approval, which Landlord agrees shall not be unreasonably withheld or delayed. Landlord's preparation or approval of the Tenant Working Drawings, the Tenant Space Plan and any other plans or specifications shall not constitute any representation as to the adequacy, efficiency, performance or desirability of any space plan or improvements. Tenant shall furnish Landlord, within five (5) business days after Landlord's request, all information necessary to enable Landlord to complete the Tenant Working Drawings. Any interior design services, such as selection of paint colors, wall coverings, fixtures, furnishings, carpeting or design of millwork or other special items, but not including costs of such materials and installation, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord. Tenant shall furnish Landlord, within five (5) business days after Landlord's request, all interior design information necessary to enable Landlord to complete the Tenant Working Drawings.

       5. COST OF CONSTRUCTION AND PLANS. In connection with the Tenant Improvements to be constructed by Landlord, Landlord shall contribute Twenty-Five and No/ 100ths Dollars ($25.00) per square foot of Rentable Area in the Premises ("ALLOWANCE") toward the cost of construction, installation and management of the Tenant Improvements. The balance, if any, of the cost in completing the Tenant Improvements (the "ABOVE-ALLOWANCE WORK"), shall be paid to Landlord in accordance with Paragraph 10 below. If the total cost of completing the Tenant Improvements is less than the Allowance, any savings shall inure to the benefit of Tenant and shall be credited against Base Rent next due until exhausted. Additional improvements which are being constructed by Landlord, at Landlord's cost and not funded out of the Allowance, include the shell of the Building, roof, site improvements, parking for the Lot, striping, landscaping, water and sewer stubbed to the Building, and fire sprinklers (drop for finished ceiling not included) exterior lighting, other utilities stubbed to the Building and mechanical systems for the Building ("LANDLORD'S WORK").

       6. FINAL TENANT COST PROPOSAL. On or before January 10, 2001, Landlord will provide Tenant a final cost proposal for constructing the improvements to the Premises in accordance with the Tenant Working Drawings (the "FINAL TENANT COST PROPOSAL"). The Final Tenant Cost Proposal will be based on actual bids received by Landlord's contractor and shall set forth the cost to Tenant of constructing the Above-Allowance Work. Landlord shall bid all finish work within the Premises to three (3) qualified finish contractors, and Tenant shall be entitled to participate in the final selection of the successful bid; provided, however, Landlord shall be entitled to select the general contractor ("CONTRACTOR") and all subcontractors for mechanical, electrical and plumbing.

       7. APPROVAL OF TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. Tenant will deliver to Landlord written approval of the Final Tenant Cost Proposal within five (5) business days after Tenant receives such item. Landlord shall use reasonable care in preparing the Final Tenant Cost Proposal; provided, however, that the Final Tenant Cost Proposal shall not limit Tenant's obligation to pay the actual cost of the Above-Allowance Work if such cost is attributable to: (i) any changes in the Tenant Working Drawings required by the governmental authority issuing the building permits for the Tenant Improvements unless due to a deficiency in Landlord's Work or the act or omission of Landlord; or (ii) any changes, modifications, or change orders requested by Tenant unless due to a deficiency in Landlord's Work or the act or omission of Landlord; or (iii) any delay by Tenant enumerated in Paragraph 12 below that increases the cost of construction.

       8. MODIFICATIONS TO TENANT WORKING DRAWINGS AND FINAL TENANT COST PROPOSAL. If Tenant timely rejects the Tenant Working Drawings on account of a variance in design from the Tenant Space Plan, Landlord will promptly revise the Tenant Working Drawings. If Tenant timely rejects the Final Tenant Cost Proposal, Tenant will have a period of seven (7) business days after such rejection during which it may modify the Tenant Work Drawings for the purpose of decreasing the amounts set forth in the Final Tenant Cost Proposal. During such seven (7) business-day period, Landlord's representative will be available for a cost reduction consultation with Tenant. Landlord will act in a reasonably diligent manner in approving or rejecting modifications to the Tenant Working Drawings requested by Tenant and in causing revised Tenant Working Drawings (reflecting approved modifications) and a revised Final Tenant Cost Proposal to be prepared. Each day after such seven (7) business-day period until Tenant approves revised Tenant Working Drawings and executes and returns to Landlord a revised Final Tenant Cost Proposal will constitute a delay chargeable to Tenant. If Tenant fails to execute a revised Final Tenant Cost Proposal within the time period in this Paragraph, Landlord will have the right, at any time after the end of that time period (1) to withdraw the Final Tenant Cost Proposal submitted to Tenant if the cost of constructing improvements to the Premises changes, (2) to modify such cost, and (3) to submit to Tenant the revised Final Tenant Cost Proposal.

       9. EFFECT OF APPROVAL. Tenant's approval of Tenant Working Drawings (initial or revised) will constitute Tenant's acknowledgment that such drawings correctly depict the proper layout and design for any and all improvements to the Premises desired by Tenant. Tenant's execution of a Final Tenant Cost Proposal will constitute authorization to Landlord to proceed with and complete construction of the Leasehold Improvements in the Premises. All of the work called for by the Tenant Working Drawings will be performed by one or more contractors engaged by Landlord. Following approval of the Tenant Working Drawings and the Final Tenant Cost Proposal, Landlord will submit the Tenant Working Drawings to the appropriate governmental authorities for necessary approvals and building permits.

       10. PAYMENT FOR ABOVE-ALLOWANCE WORK. Following Tenant's execution of the Final Tenant Cost Proposal, pursuant to the provisions of this Section, Tenant will pay to Landlord one hundred percent (100%) of the cost of the Above-Allowance Work, which amount shall be payable on a percentage of completion basis, payable every thirty (30) days following the commencement of construction, which payments shall be due within ten (10) days following Tenant's receipt of such written request. Such payment obligations shall be on a prorata basis payable along with Landlord's funding of the Allowance. Each such payment request from Landlord shall contain reasonable documentation evidencing such expenditures and Landlord shall provide Tenant with any additional information reasonably available to support such payment requests. Landlord shall not be obligated to commence any construction (including any ordering or purchasing of materials) of Tenant's improvements until Tenant has approved the Tenant Working Drawings, has executed and delivered to Landlord a Final Tenant Cost Proposal. All amounts payable by Tenant under this Agreement shall constitute additional rent under the Lease, and Landlord shall have the same remedies against Tenant for default in the payment thereof as in the case of Tenant's failure to pay any other sum due under the Lease.

       11. COMPLETION AND RENTAL COMMENCEMENT DATE. Each of the following, to the extent they actually cause a delay, shall be deemed a "TENANT DELAY" for the purposes of establishing the Commencement Date of the Lease (a "TENANT DELAY" shall not be deemed to have occurred unless Landlord has provided Tenant with written notice of such situation):

              (a) Tenant's failure to timely supply information necessary to complete the Tenant Working Drawings (or revisions to such drawings) or to approve the Tenant Space Plan or the Final Tenant Working Drawings or Tenant Cost Proposal within the time frame established herein; or

              (b) Tenant's request for new work involving Above-Allowance Work after final approval of Tenant Working Drawings; or

              (c) modifications, revisions and changes to the Tenant Space Plan or Tenant Working Drawings requested by Tenant; or

              (d) changes in the work requested by Tenant or orders to halt or delay the work given by Tenant unless due to a deficiency in Landlord's Work or the act or omission of Landlord; or .

              (e) any delay in the completion of the work caused by Tenant's contractors or materials suppliers; or

              (f) any other delay of any kind or nature caused by Tenant or its contractors, architects, space planners or other agents or employees.

       12. CHANGE ORDERS. Tenant may authorize changes in the work during construction only by written instructions to Landlord's representative on a form reasonably approved by Landlord. Also, such changes will be subject to Landlord's reasonable prior written approval. Before commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, the change order setting forth the cost of such change, which will include associated architectural, engineering and construction fees, if any, and the cost of such change for Landlord's contractor's overhead and whether change order may cause a Tenant Delay. If Tenant fails to approve such change order within three (3) days, Tenant will be deemed to have withdrawn the proposed change and Landlord will not proceed to perform that change. If Tenant timely approves such change order, Tenant will within ten (10) days of Substantial Completion of the Leasehold Improvements pay to Landlord any amounts payable by Tenant in connection with the change orders provided for in this Paragraph.

       13. ACCESS TO PREMISES PRIOR TO DELIVERY. Landlord shall allow Tenant and its contractors to enter the Premises at reasonable times prior to the Commencement Date to permit Tenant to install its cabling for telephone, computers, work stations and security system, or other work, if any. Subject to the foregoing, Landlord shall provide Tenant with access prior to the Commencement Date for the purpose of accessing telephone and electrical rooms to facilitate Tenant's computer and communication requirements. Tenant and its representatives shall not interfere with Landlord or Landlord's contractor in completing the work required of Landlord under this Agreement and Tenant and its representatives shall be subject to all directives of Landlord and Landlord's contractors in connection with such entry as well as the use of the Building's common areas, restrooms, elevators, truck loading areas and other facilities. Tenant and Landlord expressly agree that their respective contractors shall not play radios, smoke cigarettes, leave trash in the Premises or park their motor vehicles in any portion of the Building's parking lot, except in the area designated by Landlord for such vehicles. Prior to the commencement of any construction in the Premises, Tenant shall provide Landlord's representative a proposed work schedule for Tenant's contractors and other representation, which schedule shall be subject to Landlord's reasonable approval. Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry of the Premises by Tenant or its representatives.

       14. [Intentionally deleted.]

       15. EXCESSIVE LOADS. Tenant agrees that should the nature of its layout or any of its equipment, fixtures or furnishings to be placed in the Premises place a burden in excess of the Building's designed load, Tenant agrees to pay Landlord the cost of any modifications to the Building necessary to accommodate Tenant's furniture, furnishings or layout, as well as any design, engineering or other professional fees incurred by Landlord in connection with such modifications.

       16. NO FEE TO LANDLORD. Landlord shall receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Improvements.

       17. CONDITION OF PREMISES. Landlord represents and warrants that, as of the Commencement Date, to the extent constructed by Landlord, its agents, employees, contractors, or subcontractors, (i) the Premises and the Building will comply with all applicable laws, rules, regulations, codes, ordinances, conditions and restrictions, (ii) the Premises will be in good and clean operating condition and repair, (iii) all systems serving the Premises (HVAC, electrical, mechanical) will be in good operating condition and repair; (iv) Tenant Improvements will be completed in a good and workmanlike manner using new materials of good quality and in compliance with the plans and with all applicable laws rules, regulations, codes, ordinances, conditions and restrictions. If the foregoing correctly sets forth our understanding, please sign this Agreement where indicated below.



LANDLORD:                                  TENANT:

STANFORD RANCH I, LLC,                     WILLIAMS-SONOMA, INC., a California
a Delaware limited liability company       corporation


By:  /s/ KENNETH A. GIANNOTTI              By:  /s/ J. RICHARD MYERS
   ---------------------------------          ----------------------------------

Its:  VICE PRESIDENT                       Its:  V.P.
    --------------------------------           ---------------------------------

Date:  1/8/01                              Date:  JANUARY 4, 2001
     -------------------------------           ---------------------------------

Address: 3715 Atherton Road                Address: 3250 Van Ness
         Rocklin, California 95765                  S.F. CA 94109
         Attention: Kenneth A. Giannotti            Attention: J. RICHARD MYERS
         Telephone: (916) 624-0613                  Telephone: (415) 402-4204
         Facsimile: (916) 624-0741                  Facsimile: (415) 402-4205

                                   EXHIBIT B-1

                         PRELIMINARY TENANT SPACE PLAN

                                   EXHIBIT B-2

                PRELIMINARY TENANT IMPROVEMENT COST ITEMIZATION

                                   EXHIBIT B-3

                            ELECTRICAL SPECIFICATIONS

Electrical design drawings prepared by Barnum & Celillo Electric Inc. Sheets E1-E4, dated 11/l7/2000.

                                    EXHIBIT C

                   FIRST AMENDMENT TO LEASE AND ACKNOWLEDGMENT

       This First Amendment to Lease and Acknowledgment ("FIRST AMENDMENT") is made as of ____________________, 20__, with reference to that certain Lease Agreement ("LEASE") by and between ________ STANFORD RANCH I, LLC, a Delaware limited liability company, as "LANDLORD" therein, and WILLIAMS-SONOMA, INC., a California corporation, as "TENANT" therein, regarding that certain premises ("PREMISES") located at 3750 Atherton Road, Rocklin, California, and which is more particularly described in the Lease.

       The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

       1. That Tenant accepted possession of the Premises from Landlord on __________________, 20__, and acknowledges that the Premises are as represented by Landlord, in good condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord pursuant to the Lease, have been so constructed and are satisfactory completed in all respects, excepting
_______________________.

       2. That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature, except _______________________.

       3. That in accordance with the Lease, the Commencement Date is ______________________, 20__, and that, unless sooner terminated, the Expiration Date is ________________.

       4. That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant's lease of the Premises.

       5. That there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease, except ________________________.

       6. That Tenant's obligations to pay the Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on _____________________, 20__.

       7. That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

       8. Except as modified herein, the Lease remains in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:                                  TENANT:

STANFORD RANCH I, LLC,                     WILLIAMS-SONOMA, INC., a California
a Delaware limited liability company       corporation

By:                                        By:
   ----------------------------------         ----------------------------------

Its:                                       Its:
    ---------------------------------          ---------------------------------

Date:                                      Date:
     --------------------------------           --------------------------------

Address: 3715 Atherton Road                Address:
         Rocklin, California 95765                 -----------------------------
         Attention: Kenneth A. Giannotti
         Telephone: (916) 624-0613                 -----------------------------
         Facsimile: (916) 624-0741                 Attention:
                                                             -------------------
                                                   Telephone:
                                                             -------------------
                                                   Facsimile:
                                                             -------------------
                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------

                                           Date:
                                                --------------------------------

                                           Address:
                                                   -----------------------------

                                                   -----------------------------
                                                   Attention:
                                                             -------------------
                                                   Telephone:
                                                             -------------------
                                                   Facsimile:
                                                             -------------------

                                    EXHIBIT D

                       EXCLUSIONS FROM OPERATING EXPENSES

       Notwithstanding anything to the contrary in the definition of "Operating Expenses" as set forth in the Lease, Operating Expenses shall be defined so as to exclude the following:

       1. Any ground or underlying lease rental;

       2. Bad debt expenses and interest, principal, points and fees on debts, bad debt expenses or amortization on any mortgage or other debt instrument encumbering the Building or the Property;

       3. Costs of a capital nature, including, without limitation, capital repairs, capital improvement, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles ("GAAP"), consistently applied (including any such costs relating to any governmentally-required improvements, alterations or repairs performed by Landlord or its employees, contractors, agents or licensees); except for the amortized portion of such over the useful life, as determined by GAAP, of such capital expenditures shall be included in the Operating Expenses;

       4. Costs incurred by Landlord for repair of damage to the Building to the extent that Landlord is reimbursed by insurance proceeds;

       5. Marketing costs, including leasing commissions, attorneys' fees (in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments), space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

       6. Costs, including permit, license and inspection costs, incurred with respect to the installation of tenants' or other occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

       7. Notwithstanding any contrary provision of the Lease, including, without limitation, any provision relating to capital expenditures, costs arising from (i) the presence of Hazardous Materials, which Landlord is obligated to remediate in accordance with the provisions of the Lease, or (ii) required compliance with laws which were in effect as of the Commencement Date and compliance thereon by Landlord is required pursuant to the Lease.

       8. Costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Property;

       9. Costs incurred in connection with the original construction of the Building or in connection with any major change in the Building, such as adding or deleting floors.

       10. Costs of alterations or improvements of Tenant's Premises or the premises of other tenants.

       11. Costs of correcting defects in or inadequacy of the initial design or construction of the Building.

       12. Expenses directly resulting from the negligence of the Landlord, its agents, servants or employees.

       13. The expense of extraordinary services provided to other tenants in the Building.

       14. Costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building Management, or outside fees paid in connection with disputes with other tenants.

       15. The wages of any employee who does not devote substantially all of his time to the Building or are not allocated accordingly.

       16. Fines, penalties, and interest.

       17. During the first year following the Commencement Date, any cost incurred by Landlord for the repair of any leaks in the roof of the Building.

       Operating Expenses shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Landlord shall make payments for goods, utilities and services in a timely manner to obtain the maximum possible discount.

                                    EXHIBIT E

                              RULES AND REGULATIONS

       1. Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it reasonably deems best for the benefit of the tenants generally. No tenant shall invite to the demised Premises, or permit the visit of, persons in such numbers or under such conditions as to unreasonably interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

       2. Landlord reserves the right to close and keep locked all common area entrance and exit doors of the Building outside of normal business hours as Landlord may reasonably deem to be advisable for the protection of the property. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant's employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

       3. Landlord reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

       4. The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle, excluding service vehicles normally association with Tenant's business.

       5. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.

       6. All entrance doors in the demised Premises shall be left locked when the demised Premises are not in use.

       7. Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the demised Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant). Subject to the Lease, Landlord acknowledges that Tenant may install its own alarm system

       8. Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

       9. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics reasonably adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.

       10. The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

       11. No awnings or other projections over or around the windows or entrances of the demised Premises shall be installed by any tenant. Tenant shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building's appearance from the outside of the Building.

       12. Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant. [Agree to enforce in a non-discriminatory manner]

       13. Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

       14. The Tenant shall not exhibit, sell or offer for sale on the demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the demised Premises by the Tenant without the advance consent of the Landlord not to be unreasonably withheld.

       15. The Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord's consent.

       16. The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building's air conditioning system. If Tenant shall so use the demised Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord's approval.

       17. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators.

       18. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised Premises without the prior written consent of the Landlord.

       19. No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the demised Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the reasonable expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the reasonable expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

       20. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

       21. Tenant shall not mark, paint, drill into or in any way deface any part of the demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Landlord acknowledges Tenant shall install racking which will be bolted to the floor and Tenant shall paint warehouse floor lines.

       22. No animal or bird of any kind (except service animals) shall be brought into or kept in or about the demised Premises or the Building.

       23. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the demised Premises any inflammable, combustible or explosive fluid, chemical or substance except those used in Tenant's normal business operations.

       24. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the reasonable cost thereof.

       25. Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

       26. Tenant's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

       27. If the demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the demised Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith at Tenant's reasonable expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

       28. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

       29. No water cooler, air conditioning unit or similar air conditioning system or other apparatus shall be installed or used by Tenant without the written consent of Landlord not to be unreasonably withheld.

       30. Tenant shall install and maintain, at Tenant's sole reasonable cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the demised Premises.

       31. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.